SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 30, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

  Item 9 - Regulation FD Disclosure

Crown American Realty Trust hereby furnishes an announcement on the public offering of common shares as released on May 30, 2002.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

IMMEDIATE RELEASE: May 30, 2002

CONTACT: Media: Christine Menna 814-536-9520 or CMenna@American.com

Investors: Terry Stevens 814-536-9538 or TStevens@CrownAmerican.com

Website: www.crownamerican.com

CROWN AMERICAN REALTY TRUST OFFERS COMMON SHARES
IN PUBLIC OFFERING

Johnstown, PA -- Crown American Realty Trust (NYSE: CWN) announced today that it is offering up to 5,750,000 (assuming the exercise is full of an over-allotment option) of its common shares of beneficial interest, par value $0.01 per share, in an underwritten public offering. The lead underwriter is Friedman, Billings, Ramsey & Co., Inc., and the co-managers are Ferris, Baker Watts, Inc., J.J.B. Hilliard, W.L. Lyons, Inc., and Stifel, Nicolaus & Company, Incorporated.

Crown American Realty Trust is an equity real estate investment trust (REIT) that, through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee and Georgia. The current portfolio includes enclosed regional malls aggregating over 16 million square feet of gross leasable area. Crown American is listed on the New York Stock Exchange under the symbol CWN and is headquartered in Johnstown, Pennsylvania. The Company's corporate web site can be found at www.crownamerican.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation of sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A copy of the Prospectus relating to this offering may be obtained from Friedman, Billings, Ramsey & Co., Inc., 1001 19th St. North, Arlington, VA 22209, Attention: Prospectus Department, Telephone: 703-312-9588.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/Terry L. Stevens
Name: Terry L. Stevens
Executive Vice President and
Chief Financial Officer

Date: May 30, 2002